                                  EXHIBIT 99.2

                         U S WEST NEWVECTOR GROUP, INC.

                              FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1995 AND 1994
                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE SHAREOWNER OF U S WEST NEWVECTOR GROUP, INC.:

     We have audited the accompanying consolidated balance sheets of U S WEST NewVector Group, Inc. (a Colorado corporation and wholly owned subsidiary of U S WEST, Inc.) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in shareowner's equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U S WEST NewVector Group, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                         /s/ Arthur Andersen LLP
Denver, Colorado
February 12, 1996

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                                         1995         1994
                                                                       ---------    ---------
ASSETS
Current assets:
  Cash..............................................................   $      --    $      --
  Trade accounts receivable, net of allowance for doubtful accounts
     of $23,302 and $17,144, respectively...........................     142,210      108,090
  Inventories.......................................................      23,912       18,375
  Deferred tax asset................................................       9,800        8,477
  Federal income taxes receivable from affiliate....................      12,315           --
  Other.............................................................       9,141       14,784
                                                                       ---------    ---------
       Total current assets.........................................     197,378      149,726
                                                                       ---------    ---------
Property, plant and equipment, at cost..............................   1,178,768      972,982
  Less accumulated depreciation and amortization....................    (372,821)    (334,444)
                                                                       ---------    ---------
       Property, plant and equipment, net...........................     805,947      638,538
                                                                       ---------    ---------
Other non-current assets:
  Goodwill, net of accumulated amortization.........................     337,563      347,442
  Operating licenses and other intangible assets, net of accumulated
     amortization...................................................     102,757      112,821
  Taxes receivable from affiliate...................................          --       31,439
  Investments and other.............................................      11,741       11,216
                                                                       ---------    ---------
       Total other non-current assets...............................     452,061      502,918
                                                                       ---------    ---------
       TOTAL ASSETS.................................................   $1,455,386   $1,291,182
                                                                       =========    =========
LIABILITIES AND SHAREOWNER'S EQUITY
Current liabilities:
  Notes payable.....................................................   $  13,125    $      --
  Trade accounts payable............................................     163,056       97,674
  Accounts payable to affiliate.....................................      31,389       30,779
  Accrued liabilities:
     Employee compensation..........................................      26,203       25,767
     Taxes..........................................................      34,567       25,292
     Other..........................................................      14,212       14,617
  Deferred revenue..................................................      15,844       11,436
  Other current liabilities.........................................       7,302        5,149
                                                                       ---------    ---------
       Total current liabilities....................................     305,698      210,714
Notes payable.......................................................                   13,125
Notes payable to affiliate..........................................     553,098      448,103
Other liabilities...................................................      22,733       24,191
                                                                       ---------    ---------
       Total liabilities............................................     881,529      696,133
                                                                       ---------    ---------
Minority interests in consolidated partnerships.....................      71,599       84,013
Shareowner's equity:
  Common stock, no par, 43,000,000 shares authorized, one share
     issued and outstanding.........................................          --           --
  Additional paid-in capital........................................     550,523      620,994
  Accumulated deficit...............................................     (48,265)    (109,958)
                                                                       ---------    ---------
       Total shareowner's equity....................................     502,258      511,036
                                                                       ---------    ---------
       TOTAL LIABILITIES AND SHAREOWNER'S EQUITY....................   $1,455,386   $1,291,182
                                                                       =========    =========

   The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

                                                                 1995        1994        1993
                                                               --------    --------    --------
REVENUES:
  Cellular service..........................................   $845,493    $624,174    $442,890
  Cellular equipment........................................     95,755     119,594      63,534
                                                               --------    --------    --------
     Total revenues.........................................    941,248     743,768     506,424
                                                               --------    --------    --------
OPERATING EXPENSES:
  Cellular service..........................................    125,768      88,796      58,198
  Cellular equipment........................................    118,432     122,064      63,645
  Selling, general and administrative.......................    428,892     353,074     259,240
  Depreciation and amortization.............................    121,014      97,394      93,211
  Loss on disposition of cellular equipment.................         --          --      75,000
                                                               --------    --------    --------
     Total operating expenses...............................    794,106     661,328     549,294
                                                               --------    --------    --------
Operating income (loss).....................................    147,142      82,440     (42,870)
                                                               --------    --------    --------
OTHER INCOME (EXPENSE):
  Interest expense..........................................    (26,759)    (23,299)    (26,670)
  Other income (expense), net...............................      5,636           6      (1,416)
  Minority interests in (income) losses of consolidated
     partnerships...........................................    (23,898)    (15,849)      1,136
  Equity in income (losses) of unconsolidated
     partnerships...........................................      1,332         (19)       (922)
                                                               --------    --------    --------
     Total other expense....................................    (43,689)    (39,161)    (27,872)
                                                               --------    --------    --------
Income (loss) from continuing operations before income
  taxes.....................................................    103,453      43,279     (70,742)
Income tax (provision) benefit..............................    (41,760)    (20,669)     20,527
                                                               --------    --------    --------
Income (loss) from continuing operations....................     61,693      22,610     (50,215)
Income from operations of discontinued paging segment, net
  of tax....................................................         --       2,930       3,878
Gain on sale of paging segment, net of tax..................         --      41,504          --
                                                               --------    --------    --------
     NET INCOME (LOSS)......................................   $ 61,693    $ 67,044    $(46,337)
                                                               ========    ========    ========

   The accompanying notes are an integral part of the Consolidated Finanical
                                  Statements.

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREOWNER'S EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

                                             COMMON STOCK        ADDITION                     TOTAL
                                         ---------------------   PAID-IN    ACCUMULATED   SHAREHOLDER'S
                                          SHARES      AMOUNT     CAPITAL      DEFICIT        EQUITY
                                         ---------   ---------   --------   -----------   -------------
Balance,
  December 31, 1992....................          1   $ 182,467   $441,084    $(130,665)     $ 492,886
     Recapitalization..................         --    (182,467)   182,467           --             --
     Equity infusion...................         --          --     90,000           --         90,000
  Transfer of assets to affiliate......         --          --    (14,067)          --        (14,067)
     Net loss..........................         --          --         --      (46,337)       (46,337)
                                         ---------   ---------   ---------   ---------      ---------
Balance,
  December 31, 1993....................          1          --    699,484     (177,002)       522,482
     Dividends.........................         --          --    (78,490)          --        (78,490)
     Net income........................         --          --         --       67,044         67,044
                                         ---------   ---------   ---------   ---------      ---------
BALANCE,
  December 31, 1994....................          1          --    620,994     (109,958)       511,036
     Dividends.........................         --          --    (70,471)          --        (70,471)
     Net income........................         --          --         --       61,693         61,693
                                         ---------   ---------   ---------   ---------      ---------
  DECEMBER 31, 1995....................          1   $      --   $550,523    $ (48,265)     $ 502,258
                                         =========   =========   =========   =========      =========

   The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

                                                              1995         1994         1993
                                                            ---------    ---------    ---------
OPERATING ACTIVITIES:
  Income (loss) from continuing operations...............   $  61,693    $  22,610    $ (50,215)
  Adjustments to income (loss) from continuing
     operations:
     Depreciation and amortization.......................     121,014       97,394       93,211
     Bad debt provision..................................      22,369       12,408        5,263
     Loss on disposition of cellular equipment...........          --           --       75,000
     Gain on sale of cellular interests..................          --         (100)          --
     Loss on sale of property............................         479          639          861
     Minority interests in income (losses) of
       consolidated partnerships.........................      23,898       15,849       (1,136)
     Equity in (income) losses of unconsolidated
       partnerships......................................      (1,332)          19          922
     Deferred income taxes...............................       7,741       19,168      (20,527)
     Changes in operating assets and liabilities:
       Accounts receivable...............................     (49,731)     (48,018)     (30,514)
       Accounts payable and accrued liabilities..........      30,343       21,468       37,850
       Other.............................................       8,477       (6,130)       6,514
     Net cash provided by discontinued paging segment....          --        3,716        7,225
                                                            ---------    ---------    ---------
          Cash provided by operating activities..........     224,951      139,023      124,454
                                                            ---------    ---------    ---------
INVESTING ACTIVITIES:
  Expenditures for property, plant and equipment.........    (242,222)    (264,368)    (140,773)
  Cellular acquisitions..................................     (29,905)      (1,004)     (27,682)
  Proceeds from sale or exchange of cellular interests...       7,508          634           --
  Proceeds from sale of paging interests.................          --      142,716           --
  Investment in unconsolidated partnerships..............          --           --       (2,652)
  (Advances to) receipts from unconsolidated
     partnerships........................................        (748)      (3,694)       1,153
  Other..................................................          --        2,683       (3,631)
                                                            ---------    ---------    ---------
          Cash used for investing activities.............    (265,367)    (123,033)    (173,585)
                                                            ---------    ---------    ---------
FINANCING ACTIVITIES:
  Capital contributions from limited partners............      11,941        2,559        4,484
  Capital distributions to limited partners..............      (6,049)      (1,823)        (768)
  Proceeds from issuance of affiliate debt...............     520,770      462,431      267,654
  Principal payments on affiliate debt...................    (415,775)    (400,667)    (222,239)
  Dividends..............................................     (70,471)     (78,490)          --
                                                            ---------    ---------    ---------
          Cash provided by (used for) financing
            activities...................................      40,416      (15,990)      49,131
                                                            ---------    ---------    ---------
CASH:
  Change.................................................          --           --           --
  Beginning balance......................................          --           --           --
                                                            ---------    ---------    ---------
  Ending balance.........................................   $      --    $      --    $      --
                                                            =========    =========    =========

   The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

(1) ORGANIZATION AND OPERATIONS

     U S WEST NewVector Group, Inc. and subsidiaries (the Company) is a wholly owned subsidiary of U S WEST, Inc. (U S WEST).

     The Company is engaged in operating cellular telephone systems in 13 western and midwestern states. During 1995 and 1994, the Company filed renewal applications for Federal Communications Commission (FCC) licenses in several of the Company's major cellular Metropolitan Statistical Area (MSA) markets. The license renewal applications filed in 1994 have been approved, while the 1995 applications are still pending.

(2) SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of the Company, its majority owned subsidiaries and partnerships over which it exercises management control. Investments in entities in which the Company has a minority interest and does not exercise management control are accounted for using the equity method. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company's paging operations are presented as discontinued operations in the consolidated financial statements (see Note 11 for disposition of paging segment). Certain prior year presentations have been reclassified to conform to the current year presentation.

     ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION

     The Company earns cellular service revenue by providing access to the cellular network (access revenue) and for use of the network (airtime revenue). Access revenue is billed one month in advance and is recognized in the following month when service is provided. Airtime revenue is recognized in the month when service is provided.

     INVENTORIES

     Inventories are stated at the lower of cost or market on a first-in, first-out (FIFO) basis. Inventories consist primarily of cellular mobile telephone equipment and accessories.

     INCOME TAX (PROVISION) BENEFIT

     The income tax (provision) benefit consists of an amount for taxes currently payable/receivable and an amount for tax consequences deferred to future periods, reflected at current income tax rates.

     For Federal income tax purposes, the Company's operations are included in a consolidated tax return filed by U S WEST. The allocation of income tax consequences to the Company is calculated under a tax allocation agreement with U S WEST which provides that benefits or liabilities created by the Company will be allocated to the extent the benefits are usable or additional liabilities are incurred in the U S WEST

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

consolidated tax return. The Company records an income tax receivable for tax benefits of operating losses, or an income tax payable for tax provision on operating income, reflected in the consolidated return of U S WEST. At December 31, 1995 and 1994, the Company had outstanding tax receivables from U S WEST of $12,315 and $31,439, respectively.

     For state income tax purposes inside the 14 states in which U S WEST operates, the Company's operations are included in combined tax returns filed by U S WEST. For years when the Company has pretax income, the allocation of state income tax consequences to the Company is calculated under a tax allocation agreement with U S WEST which provides that liabilities created by the Company will be allocated to the extent additional liabilities are incurred in the U S WEST combined returns. For years when the Company has pretax losses, any tax benefit resulting from the filing of combined state income tax returns inside the U S WEST 14-state region are generally retained by U S WEST. State income taxes on a combined basis for states outside the U S WEST 14-state region are allocated to the Company based on its contribution to the total U S WEST presence in those states.

     Income tax expense for the year ended December 31, 1995, computed by the Company on a stand-alone basis, is not materially different from the expense recorded in the financial statements.

     Cash paid to U S WEST for taxes during the years ended December 31, 1995 and 1994 was $39,115 and $1,501, respectively. No cash was paid for taxes in 1993.

     PROPERTY, PLANT AND EQUIPMENT

     The Company's investment in property, plant and equipment is stated at cost less accumulated depreciation. Interest incurred during the construction period is capitalized and amortized over the life of the underlying asset. Interest capitalized during 1995, 1994 and 1993 was $12,363, $7,230 and $4,667, respectively.

     The cost of constructed assets includes purchased materials, contracted services, internal labor and applicable overhead.

     Depreciation is calculated on a straight-line basis over the following estimated useful lives:

        Cellular systems..............................................   3 to 20 years
        Data processing, furniture and other equipment................   3 to 5 years

     Depreciation expense in 1995, 1994 and 1993 was $108,645, $84,336 and $79,331, respectively.

     Leasehold improvements and assets held by the Company under capital lease obligations are depreciated over the lease terms, which range from two to ten years.

     Betterments, renewals and extraordinary repairs that extend the life of an asset are capitalized. All other repairs and maintenance are expensed when incurred. The cost and accumulated depreciation applicable to assets retired are removed from the accounts and any gain or loss on disposition is recognized in income.

     GOODWILL, OPERATING LICENSES AND OTHER INTANGIBLE ASSETS

     Intangible assets are recorded when the cost of acquired companies exceeds the fair value of their tangible assets. The excess costs, primarily FCC operating licenses and goodwill, are amortized by the straight-line method over 40 years. The assets are evaluated, with other related assets, for impairment using a discounted cash flow methodology.

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

     As of December 31, 1995 and 1994, accumulated amortization on goodwill was $42,548 and $33,171, respectively and accumulated amortization on operating licenses and other intangible assets was $12,889 and $28,399, respectively. Amortization expense for the years ended December 31, 1995, 1994 and 1993, was $12,369, $13,058 and $13,880, respectively.

     RECOVERABILITY OF LONG-LIVED AND INTANGIBLE ASSETS

     In 1996, the Company will adopt Statement of Financial Accounting Standard No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 requires that long-lived assets and associated intangibles be written down to fair value whenever an impairment review indicates that the carrying value cannot be recovered on an undiscounted cash flow basis. SFAS No. 121 also requires that a company no longer record depreciation expense on assets held for sale. The Company expects that the adoption of SFAS No. 121 will not have a material effect on its financial position or results of operations.

(3) PROPERTY, PLANT AND EQUIPMENT

     The composition of property, plant and equipment is as follows:

                                                                      1995         1994
                                                                    ---------    --------
    Cellular systems.............................................   $  869,174   $693,672
    Data processing, furniture and other equipment...............      161,388    142,554
    Construction in progress.....................................      148,206    136,756
                                                                    ----------   --------
                                                                    $1,178,768   $972,982
                                                                    ==========   ========

     During the years ended December 31, 1995, 1994 and 1993, the Company replaced substantially all of its cellular network equipment, consisting primarily of cell site electronics and switching equipment, in certain of its major markets. In 1993, the Company recorded a pretax loss of $75,000 to record the equipment at its net realizable value.

     VENDOR CONCENTRATIONS

     The Company utilizes Motorola as its primary vendor for infrastructure equipment and cellular mobile telephone equipment and accessories. In addition, Motorola provides ongoing technological support for the infrastructure equipment. As a result, the Company receives significant discounts on the purchase of such equipment from Motorola. Approximately 75% of the Company's major cellular MSA markets' infrastructures are comprised of Motorola equipment.

(4) INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS

     As of December 31, 1995, the Company had investments in partnerships representing four MSA and eight Rural Statistical Area (RSA) cellular systems which are managed by other cellular operators. These cellular investments, which are accounted for using the equity method, amounted to $6,204 and $8,829 at December 31, 1995 and 1994, respectively.

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

(5) DEBT AND CREDIT ARRANGEMENTS

     CREDIT FACILITIES WITH AFFILIATE

     The following shows the Company's credit facilities with U S WEST as of December 31:

                                                                      1995         1994
                                                                    ---------    --------
    Available credit facilities..................................   $ 600,000    $560,000
    Amounts borrowed.............................................     553,098     448,103
                                                                    ---------    --------
    Available credit.............................................   $  46,902    $111,897
                                                                    =========    ========

     During 1995, the maximum borrowed under the Company's credit facilities was $553,098. The weighted average month-end balance of the debt outstanding was $498,744, $398,924 and $386,229 for the years ended December 31, 1995, 1994 and
1993, respectively and the weighted average interest rate was 7.51%, 7.57% and 7.68% for the same periods, respectively. Interest expense related to these credit facilities, net of amounts capitalized, was $25,142, $22,484 and $25,316 in 1995, 1994 and 1993, respectively. Borrowings under the credit facility accrued interest at 7.5% and were replaced with equity on January 1, 1996, when U S WEST contributed capital of $553,098 to the Company.

     OTHER

     Cash paid for interest, net of amounts capitalized, was $26,062, $23,002 and $27,458 for 1995, 1994 and 1993, respectively.

     CAPITAL LEASES

     Future minimum payments under a capital lease are as follows:

                             YEAR ENDED DECEMBER 31,
        ------------------------------------------------------------------
        1996..............................................................    $2,872
        1997..............................................................     2,154
                                                                              ------
        Total minimum future lease payments...............................     5,026
          Less: interest costs............................................      (371)
                                                                              ------
        NET CAPITALIZED LEASE OBLIGATION..................................    $4,655
                                                                              ======

     FAIR VALUES

     The fair values of the Company's financial instruments, including debt, are not significantly different from recorded values, primarily as a result of relatively short-term, market-based interest rate structures.

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

(6) OPERATING LEASES

     The Company has entered into certain operating leases which are noncancelable and relate to office facilities, equipment and real estate with terms ranging from 1 to 9 years. Rent expense under the operating leases was $21,737, $20,775 and $19,053 for 1995, 1994 and 1993, respectively. Minimum future lease payments as of December 31, 1995 under the leases described above are as follows:

                                 YEAR ENDED DECEMBER 31,
        --------------------------------------------------------------------------
        1996......................................................................   $24,621
        1997......................................................................    19,371
        1998......................................................................    15,395
        1999......................................................................    11,517
        2000......................................................................     5,710
        Thereafter................................................................       545
                                                                                     -------
        TOTAL MINIMUM FUTURE LEASE PAYMENTS.......................................   $77,159
                                                                                     =======

(7) SHAREOWNER'S EQUITY

     In 1993, the stated value of common stock was reduced to one dollar and the excess was transferred to paid-in capital in accordance with a shareowner's resolution. Also during 1993, a capital contribution of $90,000 was made to the Company in the form of a reduction of debt payable to a subsidiary of U S WEST. In addition, $14,067 of prepaid supplier credits were transferred to U S WEST Communications, an affiliate of the Company. This asset transfer was recorded at net book value, which approximated market value.

     The Company issues dividends quarterly to U S WEST based on net income adjusted for the amortization of intangibles.

(8) INCOME TAXES

     The components of the income tax (provision) benefit are as follows:

                                                             1995         1994         1993
                                                           ---------    ---------    ---------
FEDERAL:
  Current...............................................   $ (50,441)   $  (7,547)   $   9,707
  Deferred..............................................      12,687      (10,720)       9,668
                                                           ---------    ---------    ---------
     Total federal......................................     (37,754)     (18,267)      19,375
                                                           ---------    ---------    ---------
STATE:
  Current...............................................      (6,574)      (1,858)        (709)
  Deferred..............................................       2,568         (544)       1,861
                                                           ---------    ---------    ---------
     Total state........................................      (4,006)      (2,402)       1,152
                                                           ---------    ---------    ---------
  TOTAL INCOME TAX (PROVISION) BENEFIT..................   $ (41,760)   $ (20,669)   $  20,527
                                                           =========    =========    =========

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

     The effective tax rate differs from the statutory rate as follows:

                                      1995     1994     1993
                                      ----     ----     ----
Federal statutory income tax
  rate............................    35.0%    35.0%    35.0%
  State income taxes, net of
     federal effect...............    2.5      3.1      1.2
  Goodwill amortization...........    3.4      8.8      (4.8)
  Other...........................    (.5 )    .9       (2.4)
                                      ----     ----     ----
  EFFECTIVE TAX RATE..............    40.4%    47.8%    29.0%
                                      ====     ====     ====

     The cumulative balance sheet effects of deferred tax consequences are:

                                                                       1995         1994
                                                                     --------     --------
    Asset revaluation............................................    $ 22,221     $ 22,221
    Asset reserves...............................................       4,761        8,724
    Gain on dispositions.........................................      45,665        7,418
    OPEB and pension.............................................       4,952        5,401
    Credit losses................................................       5,795        5,402
    Amortization.................................................          --        1,439
    Other........................................................       7,137        5,593
                                                                     --------     --------
      Deferred tax assets........................................      90,531       56,198
                                                                     --------     --------
    Depreciation.................................................     (60,882)     (44,611)
    Amortization.................................................      (2,082)          --
    Capitalized construction costs...............................     (13,291)      (8,887)
    Deferred leases..............................................          --       (1,542)
    Other........................................................         (68)      (2,205)
                                                                     --------     --------
      Deferred tax liabilities...................................     (76,323)     (57,245)
                                                                     --------     --------
    NET DEFERRED TAX ASSET (LIABILITY)...........................    $ 14,208     $ (1,047)
                                                                     ========     ========

     Federal legislation was enacted which increased the corporate tax rate from 34% to 35%, effective January 1, 1993.

(9) EMPLOYEE BENEFITS

     The Company's employees participate in various U S WEST benefit plans that provide certain health care and life insurance benefits for retired employees. The Company recorded annual postretirement medical and life insurance costs of $3,152, $3,700 and $3,005 for the years ended December 31, 1995, 1994 and 1993, respectively. (These costs are included in selling, general and administrative expense.) U S WEST uses the projected unit credit method for the determination of postretirement medical costs.

     The Company participates in the U S WEST Pension Plan (the Plan), which covers substantially all full-time employees. Benefits under the Plan are based on a final-pay formula. The Company recognizes as its net pension cost the amount determined by the Plan's administrator. The assets of the Plan are held in a trust and are not segregated or otherwise restricted for benefits of the Company or any other participating entity. Based on the actuarial valuations of the Plan, the fair value of net assets available for Plan benefits exceeded

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

the actuarial present value of the vested and nonvested accumulated Plan benefits at January 1, 1995, 1994 and 1993. Future anticipated benefit increases have been reflected in the actuarial assumptions.

     The annual pension expense for 1995 and 1994 was $229 and $485, respectively. In 1993, return on plan assets exceeded the annual service and interest costs resulting in a net pension credit of $2,745. The Company uses the aggregate cost method for funding purposes. No funding was required in 1995, 1994 or 1993.

(10) EXCHANGE AND ACQUISITIONS OF CELLULAR INTERESTS

     In July, 1995 the Company exchanged cellular properties, representing 2.7 million potential customers (POPs), for cellular properties representing 3.2 million POPs. No gain or loss was recognized on the exchange.

     In addition, acquisitions were completed for aggregate monetary consideration of $29,905, and $1,004 during 1995 and 1994, respectively, and acquisitions were completed for aggregate monetary and non-monetary consideration of approximately $30,000 during 1993. The results of operations for these acquisitions have been included in the Company's consolidated financial results since their respective acquisition dates. The purchase method of accounting was used to record these acquisitions.

     These transactions did not materially impact the Company's results of operations.

(11) DISPOSITION OF PAGING SEGMENT

     Effective June 30, 1994, the Company completed the sale of its paging segment, resulting in a gain of $41,504, net of related taxes of $27,018. Income for the discontinued paging segment for the six months ended June 30, 1994 and for the year ended December 31, 1993, is summarized as follows:

                                                                     JUNE 30,     DEC. 31,
                                                                       1994         1993
                                                                     --------     --------
    Revenues......................................................   $ 28,471     $ 54,374
    Costs and expenses............................................    (23,182)     (46,636)
    Income tax provision..........................................     (2,359)      (3,860)
                                                                     --------     --------
    INCOME FROM OPERATIONS OF DISCONTINUED PAGING SEGMENT.........   $  2,930     $  3,878
                                                                     ========     ========

(12) OTHER RELATED PARTY TRANSACTIONS

     CASH MANAGEMENT

     U S WEST manages a centralized cash account for its affiliated companies. Interest is earned based upon the Company's prorated share of the account.

     REVENUES

     The Company had sales of cellular service and equipment to U S WEST affiliates of $17,321, $14,096 and $11,375 during 1995, 1994 and 1993, respectively. The charges for these services are generally based upon prevailing market rates.

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

     PURCHASES

     The Company purchases services from U S WEST and certain of its subsidiaries. These services include telecommunications, general management and other centralized services (primarily research and development, cash management, legal and personnel support). The cost of these services to the Company is determined based upon arm's-length prices or, in certain cases, tariffed rates, or fully distributed costs. The Company's operations include charges of $55,380, $45,519 and $46,659 for 1995, 1994 and 1993, respectively, in relation to these services. The related payables for these services were $5,812 and $8,767 at December 31, 1995 and 1994, respectively.

(13) PARTNERSHIP WITH AIRTOUCH

     In July 1994, U S WEST signed an agreement with AirTouch Communications, Inc. ("AirTouch") to combine their domestic cellular properties into a partnership in a multi-phased transaction. During Phase I, which commenced on November 1, 1995, the partners are operating their cellular properties separately; accordingly, Phase I had no immediate financial accounting presentation impact. In the next phase, (Phase II), the partners will combine their domestic properties into a partnership, subject to obtaining certain authorizations. The parties are seeking to obtain regulatory and other approvals and to satisfy other conditions precedent to entering into Phase II. The recent passage of the Telecommunications Act of 1996 has removed significant regulatory barriers to completion of Phase II. The initial interests in the partnership at the commencement of Phase II depends, among other things, on the timing of the Phase II closing, the ability of the parties to combine their domestic properties, and the status of AirTouch's proposed acquisition of other cellular properties. Currently, management expects the initial interests in the partnership will be approximately 74% AirTouch and 26% U S WEST.